UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2016

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois	60147-0393
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 12, 2016, James M. Dudek, Jr., the Corporate Controller and Chief Accounting Officer (principal accounting officer) of Richardson Electronics, Ltd. (the “Company”), announced his resignation effective as of the close of business on October 25, 2016.

On October 17, 2016, the Board of Directors of the Company appointed Robert J. Ben, the Company’s Executive Vice President, Chief Financial Officer and Corporate Secretary, to serve as Chief Accounting Officer of the Company, effective at the close of business on October 25, 2016. Mr. Ben shall also become the principal accounting officer of the Company. Mr. Ben, 51, has been Executive Vice President, Chief Financial Officer and Corporate Secretary since August 17, 2015. Prior to joining the Company, Mr. Ben was employed by Cobra Electronics Corporation as their Senior Vice President, Chief Financial Officer from 2011 to 2014, Vice President and Corporate Controller from 2008 to 2011, Senior Corporate Controller from 2006 to 2008 and Corporate Controller from 2000 to 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.
By:	/s/ Robert J. Ben
Name:	Robert J. Ben
Title:	Chief Financial Officer

Date: October 17, 2016